Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Robert Wahlman, CFO 610-743-8074

CUSTOMERS BANCORP ANNOUNCES
TRANSFER OF ITS LISTING TO THE NYSE

Wyomissing, PA — December 18, 2014 — Customers Bancorp, Inc. (NASDAQ: CUBI), the parent company of Customers Bank (collectively “Customers” or “Company”), today announced its intention to transfer the listing of its Voting Common Stock, $1 par value per share (the “Voting Common Stock”), and its  6.375% Senior Notes Due 2018 (the “Senior Notes”), from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (the “NYSE”).  Customers’ Voting Common Stock and Senior Notes have been approved for listing on the NYSE and are expected to commence trading on the  NYSE on December 30, 2014 under the ticker symbols “CUBI,” for the voting common stock, and “CUBS,” for the Senior Notes.  Until the transfer is complete, Customers’ Voting Common Stock will continue to trade on NASDAQ under the ticker symbol “CUBI,” and the Senior Notes will continue to trade on NASDAQ under the ticker symbol “CUBIL.”

“Listing Customers’ shares on the NYSE represents an important milestone for us,” said Jay Sidhu, Chairman and CEO of Customers. “We now join the many prominent banks that trade on, and benefit from, NYSE's innovative and proven market model. We believe that listing on the NYSE will further raise the profile of our company and provide support and visibility for our current and future shareholders as we continue to deliver solid financial performance.”

Scott Cutler, NYSE, Executive Vice President and Head of Global Listings, commented, “We welcome Customers Bank to the NYSE community of leading listed companies and we look forward to partnering with the Company and its shareholders as they transition to our platform, which combines leading technology with the human participation of designated market makers.”

In recognition of the transfer, representatives from Customers will ring the NYSE Closing Bell at 4:00 p.m. on Wednesday, January 7, 2015.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank.  Customers Bank is a community-based, full-service bank with assets of approximately $6.5 billion.  A member of the Federal Reserve System and deposits insured by the Federal Deposit Insurance Corporation (“FDIC”), Customers Bank provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, New York, Rhode Island, Massachusetts, and New Jersey.  Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc. is listed on the NASDAQ stock market under the symbol CUBI.  Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” which are made in good faith by Customers Bancorp, Inc., pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. Customers Bancorp, Inc. does not undertake to update any forward looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.